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                                                                      EXHIBIT 23


                               VENATOR GROUP, INC.

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of Venator Group, Inc.

We consent to the incorporation by reference in the Registration Statements Numbers 33-10783, 33-91888, 33-91886, 33-97832, 333-07215, 333-21131 and
333-62425 on Form S-8 and Numbers 33-43334 and 33-86300 on Form S-3 of Venator Group, Inc. (formerly Woolworth Corporation) and subsidiaries of our report dated March 10, 1999, except for note 23 which is as of March 19, 1999, relating to the consolidated balance sheets of Venator Group, Inc. and subsidiaries as of January 30, 1999 and January 31, 1998 and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended January 30, 1999, which report appears in the January 30, 1999 Annual Report on Form 10-K of Venator Group, Inc. and subsidiaries.


                                                              /s/ KPMG LLP

New York, New York
April 30, 1999